Exhibit 4.4

United Utilities PLC

Service contract

Date of Contract:	25 May 1999

Employee:	John Edward Roberts

Address:	1 Tudor Gardens
Devauden
Gwent
NP6 6SS

Job Title:	Chief Executive

Company:	United Utilities PLC ( we,us)

Address:	Birchwood Point Business Park, Birchwood Boulevard, Birchwood,
Warrington, Cheshire WA3 7WB

Part One – General information

1	The contract

This contract sets out the terms of your employment with us. By signing this contract you agree to keep to these terms. The contract will be interpreted and governed by English law.

1

2	Job description

a	We are a member of the United Utilities Group of companies. In this contract Group means United Utilities PLC and any company of which United Utilities PLC holds more than 20% of the share capital as defined by Section 744 of the Companies Act 1985.

b	You are employed to do the job described in the job title at the band shown in the schedule. However we may ask you to do other work or carry out work for another company within the group either on a temporary or a permanent basis.

c	The name or office of the person you report to each day when you start work under this contract is shown in the schedule. Our reporting structures may change but you will be responsible to our board of directors (the board).

d	You must keep to all rules, procedures, practices and guidelines we approve. This includes the London Stock Exchange’s Combined Code on corporate governance.

3	Start date of your contract

The start date of this contract and the date your continuous employment starts with us are shown in the schedule.

4	Place of work

a	Your main place of work is shown in the schedule. You must live within reasonable travelling distance and time from your main place of work.

b	You must agree to travel to allow you to do your work. We will pay any reasonable expenses involved.

2

c	We may ask you to work anywhere in the United Kingdom. If we ask you to move we will try to take your wishes into account.

d	If, after you join us, your place of work is permanently changed to a place which is too far to travel to, we may agree to pay reasonable expenses to move you. These may include removal expenses, legal expenses, estate agent’s fees, a disturbance allowance of up to £5,000, the reasonable cost of temporary accommodation or a bridging loan. We may also offer you the use of a specialist relocation agent to tell you about the area. We will agree with the agent how much we will pay them. We will pay any tax you may be charged on the expenses we pay you if you have to move home.

e	You must move within one year of changing your place of work. However, in special circumstances we may agree to vary this time limit.

f	We may ask you to work outside the United Kingdom on a temporary basis for periods of up to 12 months. If we send you overseas we will continue to pay you in pounds sterling and we will give you any allowances we think are necessary.

5	Hours

We cannot give you fixed hours of work due to your responsibilities and duties. You must work any hours we feel are necessary to allow you to fulfil your duties under this contract. You must, however, work within the limits of the Working Time Directive.

3

Part Two – Benefits

6	Pay

a	We will pay you the salary shown in the schedule. We will pay your salary directly into your bank account on or about the 15th day of each month. This amount will cover part of the month just passed and part of the month to come.

b	We will review your salary and benefits each year on 1 September. Each review will take account of changes in the cost of living, how we are doing and your contribution to that performance. We may increase your salary and benefits following a review but we do not have to.

c	The pay package shown in the schedule will add up from day to day and will include any fees which you may be entitled to as a director of the company or any other company in the group.

d	We will pay you any expenses you have to pay to carry out your duties. You must provide, where available, receipts or other evidence as the board asks for.

7	Incentive plan

We will recommend to the Trustee of the United Utilities Employee Share Trust that you take part in our incentive plan. However, this is not part of your contract. The plan is made up of a short term award and a long term award as shown in the schedule. We may amend, replace or withdraw the plan at any time but we will tell you if we do so. Details of the awards you may receive are shown in the schedule.

4

Back to Contents

8	Company Car

a	You may take part in our company car scheme. The details are given in the schedule.

b	We will provide you with a chauffeur to drive the car on business journeys. If you wish, you may also use the chauffeur for the private journey between your home and your main place of work at the beginning and end of the day. If you do, you will have a taxable benefit. For the purpose of this clause, your home means an address within reasonable daily travelling distance and time from your main place of work.

9	Holidays and holiday pay

a	The holiday year runs from 1 April to 31 March. Your entitlement to holidays adds up at the beginning of each holiday year except in the holiday year in which your employment with us begins or ends. In this case, your entitlement to holidays adds up at 1/12 of your yearly entitlement for each complete month of your service. Your yearly entitlement is set out in the attached schedule.

b	In each holiday year you will be entitled to all statutory or public holidays with pay. If we ask you to work on statutory or public holidays we will give you other days off instead.

c	You can carry forward up to five days’ holiday from one year as long as you take these within 2 months of the end of the previous holiday year. You must take all other holidays during the holiday year and may not carry them forward to the following holiday year.

d	We must approve all holidays. If we give you extra holidays in any one holiday year, it does not mean you are entitled to them in future years.

5

Back to Contents

e	If we end your employment for any reason part way through a holiday year you will receive payment for days of holiday due to you but which you have not taken yet. If you have taken holidays before you are actually entitled to them you must repay us the cost of those days. We may take this amount from any amounts we owe you.

10	Sickness and injury

a	If you are prevented by sickness or injury from carrying out your duties under this contract, you will be eligible to receive sick pay from us. Your eligibility is related to your period of continuous service. In any 12-month period you will receive up to the following payments:

Continuous service	Full basic pay (months)	Half basic pay (months)
Up to four months	1	0
four months to one year	1	2
one year to two years	2	2
two years to three years	3	3
three years to four years	4	4
four years to five years	5	5
five years and over	6	6

If you have received any sick pay in the 12 months immediately before a period you are away through illness, we will reduce your eligibility for further sick by the amount of sick pay you will already have received in the last 12 months.

b	Beyond these limits, we will not pay any further sick pay (other than any entitlement you may still have to statutory sick pay) until you return to work.

6

Back to Contents

c	We will take the amount of statutory benefits which you are entitled to under the statutory sick pay scheme from any sick pay paid to you when you are away because of sickness or injury.

d	We use the five qualifying days of Monday to Friday when we work out payments under the statutory sick pay scheme.

e	We may ask you to have a medical examination at any time. We will pay the cost of the examination and will choose a doctor who will send a written report to our occupational health adviser.

11	Directorships

When you are appointed a director of one of our companies we will provide directors’ and officers’ liability insurance to cover you against any liability which you have in defending any civil or criminal proceedings.

12	Cover against risk of death or injury

You are covered by our personal accident insurance scheme which provides for up to five times your salary if you die or become seriously disabled. This will depend on the terms and conditions of the scheme which may change. This is on top of any death-in-service benefit provided under your pension arrangements.

13	Professional institutions and societies

We will repay any professional subscriptions you pay to institutions and societies relevant to your employment as long as you provide evidence we ask for.

7

Back to Contents

Part Three – your obligations as an employee

14	Competition and shareholdings

a	You must spend all of your time and attention during working hours on our business. You must not be involved in any way with any other person firm or company whatever its trade or business unless you get our written permission. This means that you must not own shares or make investments in companies or partnerships or work for or offer advice or help to another business. However, you may hold investment-only shares, debentures or other securities in a company whose capital is traded on the London Stock Exchange. You can only do this if your interest, together with that of your spouse and your children is not more than 5% of the issued value of the class of shares in question.

b	You may have or receive unpublished price-sensitive information about us. Under Part V of the Criminal Justice Act 1993 it is a crime to deal in securities while you have price-sensitive information. To protect you and us, we have adopted the London Stock Exchange Model Code for directors’ dealings and you must keep to the terms of the code whether or not you are a director of the company. You may get a copy of the code from the Company Secretarys’ office.

15	Confidentiality

a	You must not give anyone, or use at any time, any trade secret or confidential information, unless you have to do this as part of your job. We have defined confidential information in para 15c below. This applies during your employment and after the end of your employment with us.

b	You must not make any comment about us or your job to any reporter or other representative of any radio or television station or any newspaper, unless you have to do this when carrying out your duties.

8

Back to Contents

c	Confidential information is information which you learn during your employment about our activities anywhere in the world, which you could not have got elsewhere and which we have not published.

d	All records (including records stored in any computer-readable form), drawings and documents and copies of records, drawings and documents relating to our activities are our property. You must keep them safe and must give them to us immediately if we ask. You must return all the records, drawings and documents and all the copies you have to us if you leave us.

16	Intellectual property

a	In this clause the following terms will have the following meaning:

• Intellectual property means patents, trade marks, service marks, rights (whether registered or unregistered) in any designs, trade or business names, copyright work and designs and know how and any other rights of a similar nature together with applications for and the right to apply for any of these.

• Invention means any improvement, invention or discovery.

• Company invention means any invention made by you which is our property.

b	You must protect and promote our interests relating to intellectual property taking account of particular policy statements we issue.

c	If at any time while you are employed under this contract you make or discover or take part in making or discovering any invention relating to our business you must immediately give us full details so we can decide whether or not it is a company invention. We call details that you must tell us about “development information”

9

Back to Contents

d	If the invention is a company invention:

	•	it will be our property and we may deal with it and the development information in any way we choose; and

	•	we can ask you to give us any information, data, drawings and help we need to use the invention to the best advantage.

e	If you make or discover or take part in making or discovering any invention while you are employed under this contract and this is not a company invention we will have the right to receive your rights in the invention within three months after you have told us about it. Fair and reasonable terms will be agreed or settled by an arbitrator.

f	You must agree to the following:

	•	You must promptly give us all work and designs you or others think of, develop or make. You must hold them in trust for us until we have all rights to them. This does not apply to any work or designs you think of, develop or make outside your normal working hours.

	•	You must transfer to us all copyright, design right and other rights (if any) for all work and designs you think of, develop or make while you are employed by us. This does not apply to work or designs you think of, develop or make outside your normal working hours if they are not connected with your job.

The conditions of the Patents Act 1977 also apply to inventions and our rights under the Copyright Designs and Patents Act 1988.

10

Back to Contents

g	You must also do everything possible to:

• give us all the rights to all intellectual property in any company invention, the development information and any work;

• apply for, get and maintain all patents, copyright, design rights, registered designs, trade marks or other protection for any company invention and the work in parts of the world we specify;

• resist any objection or opposition to getting any petitions or applications for revocation of any such rights and protection referred to in this clause; and

• bring any legal action affecting the rights and protection referred to in this clause.

h	You must not use your rights to any work or company invention against us.

i	You must appoint us as your attorney to do anything and generally to use your name for the purpose of giving us the full benefit of the conditions of this paragraph 16. A written certificate signed by any director or the secretary of the company will be proof that we may act as your attorney.

j	Rights and obligations relating to inventions under this paragraph will continue after your employment ends.

k	Nothing in this clause will affect our or your rights under Sections 39 to 43 of the Patents Act 1977.

11

Back to Contents

Part Four – Ending your contract

17	Ending your employment

a	Either you or we may end your employment by giving the period of notice in writing as set out in the schedule.

b	We can dismiss you without notice if you seriously break your obligations to us. The following list gives some examples of serious breaks:

	•	dishonesty.

	•	giving or accepting or agreeing to give or accept a gift as a reward for doing or not doing any act to do with the business.

	•	if you neglect your duties under this contract.

c	We may also dismiss you immediately by notice in writing if:

	•	you are away from work because of illness or injury for 260 working days or more in any eighteen-month period; or

	•	you cannot work because of a mental disorder; or

	•	you become bankrupt or make any arrangement with people you owe money to.

18	Garden Leave

During any period of notice given by us to you or by you to us, we may:-

	•	require you not to do work for us

12

Back to Contents

• require you not to attend our offices; and

• suspend your authority to act on behalf of us

without otherwise affecting your duties to us under this contract and without affecting your entitlement to receive the pay and benefits due to you under this contract.

19	Suspension

We may suspend you with or without pay while we investigate a disciplinary matter. You must co-operate in any investigation and give us any help we ask for.

20	Resigning as a director

You must agree that you will resign as a director:

• within seven days from the end of your employment with us for whatever reason or

• if we ask at any time during any period of notice.

If you do not do this, the Company Secretary will give your resignation on your behalf.

21	Returning your company car

If you have a company car you must return it to us when your employment ends.

13

Back to Contents

22	Paying your final salary

a	We will pay you any amounts we owe when we receive the items listed below if we end your employment:

	•	a company car;

	•	any of the records referred to in paragraph 15d above; or

	•	any of our other property.

You must return all these items in a satisfactory condition.

b	We can take any amounts you owe us for the following from any amounts we owe you if we end your employment

	•	any amount we give you in advance or overpayment of salary, commission or expenses or for any loan of any kind we make to you.

	•	any loss we have suffered due to fraud, other dishonesty or your neglect.

14

Back to Contents

Part Five – Restrictions

23         Restrictions

a	Following the end of your employment for a period equal to the number of months’ notice we must give you to end your employment, you must not do the following unless you have our written permission.

	•	You cannot be employed, involved or interested in any business in competition with us in any area for which you had direct management responsibilities for or had direct dealings in the course of your employment during the 12 months immediately before the end of your employment. Business includes any business of researching into, developing, manufacturing, distributing, selling, supplying or otherwise dealing with goods or services we distribute, sell or supply.

	•	You cannot be in competition with us, try to get business from or deal with any firm, person or company who during the 12 months immediately before your employment ended was a customer or supplier of ours you had contact with.

	•	You must not try to encourage away from us any person who works for us who has confidential or sensitive information about us.

15

Back to Contents

b	If any of the obligations under this clause cannot be enforced it will not affect any of the other clauses in this agreement.

c	The obligations of clause 23a apply equally during your employment.

d	You must agree that you will not at any time:

• Carry out any trade or business or be associated with any company engaged in any trade or business using any brand names, for example United Utilities, NORWEB, North West Water, Vertex Data Science, Unifleet or ENERGi as long as those names are connected with us; or

• After your employment ends, represent or claim you are associated with any company or division within the group.

e	If these clauses are judged to be unreasonable we may amend them and they will still be valid.

16

Back to Contents

Part Six – Procedures and policies

24	Grievance procedure

If you have a grievance relating to your employment you should refer it to the Chairman, whose decision will be final.

25	Disciplinary procedure

You may get a copy of the disciplinary procedure from the Group HR department.

26	No smoking policy

We aim to provide a smoke-free environment for all our employees. You must not smoke at any time while on our premises.

17

Back to Contents

Management and professional group – band A1

Schedule to service contract – J E ROBERTS

Start date

Your employment as Chief Executive begins on 1 September 1999.

Your service with us begins on 1 September 1999.

Place of work

Your main place of work will be the Group Corporate Centre, Birchwood, Warrington.

Who you will report to

You will report to the Chairman.

Basic salary

Your salary when you start with us will be £300,000 a year.

Profit related pay

United Utilities currently operates a profit related pay scheme, registered with the Inland Revenue.

Incentive plan

You may be paid a short term award each year up to 40% of your salary. The award will be satisfied wholly by allocating contingent shares in the company. You may be paid a long term award each year up to 87.5% of your salary. One third of the award will be satisfied by a cash payment and two thirds by allocating contingent shares in the company. Contingent shares will be held in trust for two years after the end of the financial year for which the awards are made. Awards under the incentive plan are not pensionable earnings.

Special rules apply when you first join the incentive plan.

A copy of the guide to the operation of the plan is attached.

Schedule	Page 1 of 3

Back to Contents

Retirement age and Pension

You will retire when you are 60 years of age unless we agree that you may continue to work after your 60th birthday.

We will invite you to join the executive pension section of the United Utilities Pension Scheme, (UUPS). The scheme will provide a pension at age 60, based on an accrual rate of 1/30th for each year of service, up to a maximum of two thirds of your salary and subject to the operation of the “earnings cap”. If you join, you must pay 5% of your basic salary as a contribution to the scheme. A brief summary of the scheme’s benefits is enclosed. A contracting-out certificate has been issued in relation to the scheme.

We will also provide an unapproved arrangement which will make up the difference between the pension benefits you will receive from UUPS and the pension you would have received had the earnings cap not applied.

If you die in service we will pay a lump sum of four times your salary and a pension to your spouse of one-half of the pension you would have received at age 60.

Company car

You may have a Jaguar Sovereign or another car made in Western Europe with a list price up to £50,000. You may instead choose to have a cash payment which is currently £750 each month. The payment is taxable, but not pensionable.

We will provide fuel or pay you for business and private mileage.

Holidays

You will be entitled to 26 days’ paid holiday each year, rising to 30 after 4 years’ service.

Private health scheme

You will join our private health scheme, under the conditions in force, unless you tell us you do not want to within one month of receiving this contract. The scheme is a taxable benefit under Inland Revenue regulations.

Medical screening

We will provide medical screening, usually every two years.

Schedule	2

Back to Contents

Home communications

We will provide and pay the costs associated with a business telephone and fax line and modem equipment installed in your home. We will provide a lap top computer, (including base unit and external monitor), a telephone and a combined fax, printer, scanner and photocopier.

Relocation

We consider your present home is not within reasonable daily travelling distance and time from Warrington. We will pay reasonable expenses to move you. These may include removal expenses, legal expenses, estate agent’s fees, a disturbance allowance of up to £5,000, the reasonable cost of temporary accommodation or a bridging loan. We may also offer you the use of a specialist relocation agent to tell you about the area. We will agree with the agent how much we will pay them.

If you have not sold your present home by 1 September 1999, we will look to using a service such as Bradford & Bingley Relocation Services (formerly Black Horse).

We will pay any tax you may be charged on the expenses we pay you.

You must move within one year of starting to work with us. However, in special circumstances, we may agree to vary this time limit.

Notice

The period of notice we will give you is 12 months.

The period of notice you must give us is 12 months.

Schedule	3

Back to Contents

This agreement has been signed on 25. v. 99

Signed as a deed	)

by the company	)

...
Director

...
Director or Secretary

Signed as a deed	)

by		)...

in the presence of the following		)...

Witness’s signature ...

Name................... ...

Address...

18

Back to Contents

United Utilities PLC

Service Contract

S G Batey – service contract	Page 1 of 19

Back to Contents

Employee:	Simon Batey

Address:	Copsley

Dalefords Lane

Whitegate

Northwich

Cheshire

CW8 2BW

Job Title:	Group Finance Director

Company:	United Utilities PLC (we, us)

Address:	Birchwood Point Business Park, Birchwood Boulevard, Birchwood, Warrington, Cheshire WA3 7WB

Part one – General information

1	The contract

This contract sets out the terms of your employment with us. By signing this contract you agree to keep to these terms. The contract will be interpreted and governed by English law.

2	Job description

a	We are a member of the United Utilities group of companies. In this contract and schedule, group means United Utilities PLC and any company of which United Utilities PLC holds more than 20% of the share capital as defined by Section 744 of the Companies Act 1985.

S G Batey – service contract	Page 2 of 19

Back to Contents

b	You are employed to do the job described in the job title above at the band shown in the schedule.

c	The name or office of the person you report to each day when you start work under this contract is shown in the schedule. Our reporting structures may change but you will be responsible to our board of directors (the board).

d	You must keep to all rules, procedures, practices and guidelines we approve.

3	Start date of your contract

The start date of this contract and the date your continuous employment starts with us are shown in the schedule.

4	Place of work

a	Your main place of work is shown in the schedule. However, we may ask you to work anywhere in the United Kingdom. If we ask you to move we will try to take your wishes into account.

b	You must agree to travel to allow you to do your work. We will pay any reasonable expenses involved.

c	If your place of work is permanently changed to a place which is too far to travel to, we may agree to pay reasonable expenses to move you. These expenses may include removal expenses, legal expenses, estate agent’s fees, a disturbance allowance of up to £5,000, the reasonable cost of temporary accommodation or a bridging loan.

5	Hours

We cannot give you fixed hours of work due to your responsibilities and duties. You must work any hours we feel are necessary to allow you to fulfil your duties under this contract. You should, however, work within the Working Time Regulations.

S G Batey – service contract	Page 3 of 19

Back to Contents

Part 2 – Benefits

6	Pay

a	We will pay you the salary shown in the schedule. We will pay your salary directly into your bank account on or about the 15th day of each month. This amount will cover part of the month just passed and part of the month to come.

b	You will not be entitled to extra pay for any overtime.

c	We will review your salary and benefits each year on 1 September. Each review will take account of changes in the cost of living, how we are doing and your contribution to that performance. We may increase your salary following a review but we do not have to.

d	The pay package shown in the schedule will add up from day to day and will include any fees which you may be entitled to as a director of the company or any other company in the group.

e	Unless you tell us you do not want to, you will be a member of the United Utilities profit related pay scheme, registered with the Inland Revenue. The scheme will operate until March 2000.

f	We will pay you any expenses you have had to pay to carry out your duties, provided we think they are reasonable. You must provide, where available, receipts or other evidence we ask for.

S G Batey – service contract	Page 4 of 19

Back to Contents

7	Incentive plan

We will recommend to the Trustee of the United Utilities Employee Share Trust that you take part in our incentive plan. However, this is not part of your contract. The plan is made up of a short term award and a long term award as shown in the schedule. We may amend, replace or withdraw the plan at any time but we will tell you if we do so. Details of the awards you may receive are shown in the schedule.

8	Car allowance/Company car

a	We may pay you an allowance or provide you with a company car. If we pay you an allowance, the amount is shown in the schedule. This allowance does not count towards calculating your pension. If we provide you with a car, we will send you a list of the type of car you can have. You can use the car for private journeys.

b	We will provide you with a chauffeur for business journeys. If you wish, you may also use the chauffeur for the private journey between your home and your main place of work at the beginning and end of the day. If you do, you will have a taxable benefit. For the purpose of this clause, your home means an address within reasonable daily travelling distance and time from your main place of work.

9	Holidays and holiday pay

a	The holiday year runs from 1 April to 31 March, unless we say otherwise in the schedule. Your yearly entitlement is 26 days. At the start of each holiday year, this will increase by one day for each completed holiday year you have worked for us until, after 4 completed holiday years, you have a yearly entitlement of 30 days. Your entitlement to holidays adds up at the beginning of each holiday year except in the holiday year in which your employment with us begins or ends. In this case, your entitlement to holidays adds up at 1/12 of your yearly entitlement for each complete month of service you carry out.

S G Batey – service contract	Page 5 of 19

Back to Contents

b	In each holiday year you will be entitled to all statutory or public holidays with pay. If we ask you to work on statutory or public holidays we will give you other days off instead.

c	You can carry forward up to five days holiday from one year as long as you take these within 2 months of the end of the previous holiday year. You must take all other holidays during the holiday year and may not carry them forward to the following holiday year.

d	We must approve all holidays. If we give you extra holidays in any one holiday year, it does not mean you are entitled to them in future years.

e	If we end your employment for any reason part way through a holiday year you will receive payment for days of holiday due to you but which you have not taken yet. If you have taken holidays before you are actually entitled to them you must repay us the cost of those days. We may take this amount from any amounts we owe you.

10	Sickness, injury and medical examinations

a	If you cannot carry out your duties under this contract because you are ill or injured, you will be eligible to receive sick pay from us. Your eligibility is related to your period of continuous service. In any 12-month period you will receive up to the following payments:

Continuous service	Full basic pay (months)	Half basic pay (months)
Up to four months	1	0
four months to one year	1	2
one year to two years	2	2
two years to three years	3	3
three years to four years	4	4
four years to five years	5	5
five years and over	6	6

S G Batey – service contract	Page 6 of 19

Back to Contents

If you have received any sick pay in the 12 months immediately before you are off through illness, we will reduce your eligibility for further sick pay by the amount of sick pay you will already have received in the last 12 months.

b	When you have used up all of your eligibility, we will not pay any further sick pay (other than any entitlement you may still have to statutory sick pay) until you return to work.

c	We will take the amount of statutory benefits which you are entitled to under the statutory sick pay scheme from any sick pay paid to you when you are away because of sickness or injury.

d	We use the five qualifying days of Monday to Friday when we work out payments under the statutory sick pay scheme.

e	We may ask you to have a medical examination at any time and a health check each year.We will pay the cost of the examination and will choose the doctor concerned who will send a written report to our occupational health adviser.

11	Health screening

We will give you the opportunity to have regular medical screening (usually every two years) at our expense. You will receive a report from the doctor.

12	Private health cover

a	We will include you, free of charge, in our private health scheme unless you tell us within one month of receiving this contract that you do not want to be included. The scheme is a taxable benefit under Inland Revenue regulations.

b	If you wish, you can apply to include your spouse and children. You will have to pay the cost.

S G Batey – service contract	Page 7 of 19

Back to Contents

13	Retirement age and pension

Details of your retirement age and our pension scheme are given in the schedule.

14	Cover against risk of death or injury

You are covered, free of charge, by our personal accident insurance scheme. The benefits include a payment of up to five times your salary if you die or become seriously disabled. This will depend on the terms and conditions of the scheme, which may change. This is on top of any benefit provided under your pension arrangements.

15	Directorships

When you are appointed a director of one of our companies we will provide director’s and officers’ liability insurance to cover you against any liability which you have in defending any civil or criminal proceedings.

16	Professional institutions and societies

We will repay any professional subscriptions you pay to institutions and societies relevant to your employment as long as you provide evidence we ask for.

17	Telephone charges, communications and computer equipment

We will pay some costs and provide you with equipment as detailed in the schedule.

S G Batey – service contract	Page 8 of 19

Back to Contents

Part three – your obligations as an employee

18	Competition and shareholdings

a	You must spend all of your time and attention during working hours on our business. You must not be involved in any way with any other person firm or company whatever its trade or business unless you get our written permission. This means that you must not own shares or make investments in companies or partnerships or work for or offer advice or help to another business. However you may hold investment-only shares, debentures or other securities in a company whose capital is traded on a recognised stock exchange. You can only do this if your interest, together with that of your husband or wife and your children is not more than 5% of the issued value of the class of shares in question.

b	You may receive or have unpublished price-sensitive information about us or the group. Under Part V of the Criminal Justice Act 1993 it is a crime to deal in securities while you have price-sensitive information. To protect you and us the group has adopted the London Stock Exchange Model Code for directors’ dealings and you must keep to the terms of the code whether or not you are a director of the company. You may get a copy of the code from the Company Secretary’s office.

19	Confidentiality

a	You must not give anyone or use at any time any trade secret or confidential information, unless you have to do this as part of your job. We have defined confidential information in para 19c below. This applies during your employment and after the end of your employment with us.

b	You must not make any comment about the group or about your job to any reporter or other representative of any radio or television station or any newspaper, unless you have to do this when carrying out your duties.

c	Confidential information is information which you learn during your employment about the activities of the group anywhere in the world, which you could not have got elsewhere and which the group has not published.

S G Batey – service contract	Page 9 of 19

Back to Contents

d	All records (including records stored in any computer-readable form), drawings and documents and copies of records, drawings and documents relating to our activities or the activities of the group are the property of the group. You must keep them safe and must give them to us immediately if we ask. You must return all the records, drawings and documents and all the copies you have to us if you leave the Company.

20	Intellectual property

a	In this clause the following terms will have the following meaning:

• Intellectual property means patents, trade marks, service marks, rights (whether registered or unregistered) in any designs, trade or business names, copyright work and designs and know how and any other rights of a similar nature together with applications for and the right to apply for any of these.

• Invention means any improvement, invention or discovery.

• Company invention means any invention made by you which is our property.

b	You must protect and promote our interests relating to intellectual property taking account of particular policy statements the group issues.

c	If at any time while you are employed under this contract you make or discover or take part in making or discovering any invention relating to our business you must immediately give us full details so we can decide whether or not it is a company invention. We call details that you must tell us about “development information”.

d	If the invention is a company invention:

• It will be our property and we may deal with it and the development information in any way we choose; and

S G Batey – service contract	Page 10 of 19

Back to Contents

	•	We can ask you to give us any information, data, drawings and help we need to use the invention to the best advantage.

e	If you make or discover or take part in making or discovering any invention while you are employed under this contract and this is not a company invention we will have the right to receive your rights in the invention within three months after you have told us about it. Fair and reasonable terms will be agreed or settled by an arbitrator.

f	You must agree to the following: –

	•	You must promptly give us all work and designs you or others think of, develop or make. You must hold them in trust for us until we have all rights to them. This does not apply to any work or designs you think of, develop or make outside your normal working hours.

	•	You must transfer to us all copyright, design right and other rights (if any) for all work and designs you think of, develop or make while you are employed by us. This does not apply to work or designs you think of, develop or make outside your normal working hours if they are not connected with your job.

The conditions of the Patents Act 1977 also apply to inventions and our rights under the Copyright Designs and Patents Act 1988.

g	You must also do everything possible to:

	•	Give us all the rights to all intellectual property in any company invention, the development information and any work;

	•	Apply for, get and maintain all patents, copyright, design rights, registered designs, trade marks or other protection for any company invention and the work in parts of the world we specify;

	•	Resist any objection or opposition to getting any petitions or applications for revocation of any such rights and protection referred to in this clause; and

S G Batey – service contract	Page 11 of 19

Back to Contents

• Bring any legal action affecting the rights and protection referred to in this clause.

h	You will not use your rights to any work or company invention against us.

i	You must appoint us as your attorney to do anything and generally to use your name for the purpose of giving us the full benefit of the conditions of this paragraph 21. A written certificate signed by any director or the secretary of the company will be proof that we may act as your attorney.

j	Rights and obligations relating to inventions under this paragraph will continue after your employment ends.

k	Nothing in this clause will affect our or your rights under Sections 39 to 43 of the Patents Act 1977.

S G Batey – service contract	Page 12 of 19

Back to Contents

Part four – Ending your contract

21	Ending your employment

a	Either you or we may end your employment by giving the period of notice in writing as set out in the schedule.

b	We can dismiss you without notice if you seriously break your obligations to us.
The following list gives some examples of serious breaks:

	•	Dishonesty

	•	Giving or accepting or agreeing to give or accept a gift as a reward for doing or not doing any act to do with the business.

	•	If you neglect your duties under this contract.

c	We may also dismiss you immediately by notice in writing if:

	•	You are away from work because of illness or injury for 260 working days or more in any eighteen-month period; or

	•	You cannot work because of a mental disorder; or

	•	You become bankrupt or make any arrangement with people you owe money to.

22	Garden Leave

During any period of notice given by us to you or by you to us, we may:

	•	Require you not to do work for us

	•	Require you not to attend our offices; and

S G Batey – service contract	Page 13 of 19

Back to Contents

• Suspend your authority to act on behalf of us

without otherwise affecting your duties to us under this contract and without affecting your entitlement to receive the pay and benefits due to you under this contract.

23	Suspension

We may suspend you while we investigate a disciplinary matter. You must co-operate in any investigation and give us any help we ask for.

24	Resigning as a director

You must agree that you will resign as a director:

• Within seven days from the end of your employment with us for whatever reason or

• If we ask at any time during any period of notice.

If you do not do this, the Company Secretary will give your resignation on your behalf.

25	Returning your company car

If you have a company car when your employment ends you must deliver it back to us.

26	Paying your final salary

a	We will pay you any amounts we owe when we receive the items listed below if we end your employment:

• A company vehicle;

S G Batey – service contract	Page 14 of 19

Back to Contents

	•	Any of the records referred to in paragraph 19d above; or

	•	Any of our other property such as a mobile telephone and company computer.

You must return all these items in a satisfactory condition.

b	We can take any amounts you owe us for the following from any amounts we owe you if we end your employment:

	•	Any amount we give you in advance or overpayment of salary, commission or expenses or for any loan of any kind we make to you.

	•	Any amount you owe us for a company car upgrade or accessories.

	•	Any loss we have suffered due to fraud, other dishonesty or your neglect.

S G Batey – service contract	Page 15 of 19

Back to Contents

Part five – Restrictions

27	Restrictions

a	Following the end of your employment for a period equal to the number of months’ notice we must give you to end your employment, you must not do the following unless you have our written permission.

	•	You cannot be employed, involved or interested in any business in competition with the group in any area for which you had direct management responsibilities or had direct dealings in the course of your employment during the 12 months immediately before the end of your employment. Business includes any business of researching into, developing, manufacturing, distributing, selling, supplying or otherwise dealing with goods or services we distribute, sell or supply.

	•	You cannot be in competition with the group, try to get business from or deal with any firm, person or company who during the 12 months immediately before your employment ended was a customer or supplier of the group you had contact with.

	•	You must not try to encourage away from the group any person who works for the group who has confidential or sensitive information about our business.

b	If any of the obligations under this clause cannot be enforced it will not affect any of the other clauses in this agreement.

S G Batey – service contract	Page 16 of 19

Back to Contents

c	The obligations of clause 27a apply equally during your employment.

d	You must agree that you will not at any time:

• Carry out any trade or business or be associated with any company engaged in any trade or business using any brand names, for example United Utilities, NORWEB, North West Water, Vertex Data Science, Unifleet or ENERGi as long as those names are connected with us; or

• After your employment ends, represent or claim you are associated with any company or division within the group.

e	If these clauses are judged to be unreasonable we may amend them and they will still be valid.

S G Batey – service contract	Page 17 of 19

Back to Contents

Part six – Procedures and policies

28	Grievance procedure

If you have a grievance relating to your employment you should refer it to the Chief Executive, whose decision will be final.

29	No smoking policy

We aim to provide a smoke-free environment for all our employees. You must not smoke at any time while on our premises.

S G Batey – service contract	Page 18 of 19

Back to Contents

This agreement has been signed on
...13/12/99................

Signed as a deed	)
by the company	)

...

Director

...

Director or Secretary

Signed as a deed	)
by the company	)

...

Name	...

in the presence of the following:

S G Batey – service contract	Page 19 of 19

Back to Contents

Management and Professional group – Band A1

Schedule to service contract – S G BATEY

Start date

This contract begins on a date to be agreed.

The start date for calculating your continuous employment is a date to be agreed. 1/4/2000

Place of work

Your main place of work will be Group Corporate Centre, Birchwood, Warrington.

Who you will report to

You will report to the Chief Executive.

Basic salary

Your salary at the start of this contract will be £260,000 a year.

Incentive plan

You may be paid a short term award each year up to 40% of your salary. Each year we will tell you the performance targets we will use to determine the value of the award. We will make the award by allocating you contingent shares in the company.

You may also be paid a long term award each year up to 70% of your salary. The value of the award is based on United Utilities’ performance, measured by calculating total shareholder return and the growth in earnings per share over a fixed period and comparing it with two other groups of companies. One third of the award will be made as a cash payment and two thirds by allocating you contingent shares in the company.

Contingent shares will be held in trust for two years after the end of the financial year for which the awards are made and will then be transferred to you.

Special rules apply when you first join the incentive plan and when you leave it. A copy of the guide to the operation of the plan is attached.

We do not count awards made under the incentive plan when working out your pensionable pay.

S G Batey – service contract	Page 1 of 3

Back to Contents

Retirement age

You will retire when you are 60 years of age unless we agree that you may continue to work after your 60th birthday.

Pension Scheme

We will invite you to join the executive section of the United Utilities Pension Scheme, (UUPS). The scheme will provide a pension at age 60, based on an accrual rate of 1/30th for each year of service, up to a maximum of two thirds of the “earnings cap”, currently £90,600 per year. If you join, you must pay 5% of your basic salary as a contribution to the scheme. A copy of the members’ guide to the UUPS executive section is enclosed.

A contracting-out certificate has been issued in relation to the scheme.

We will also provide an unapproved, unfunded arrangement which will make up the difference between the pension benefits you will receive from UUPS and the pension you would have received had the earnings cap not applied.

If you die in service we will pay a lump sum of four times your salary and a pension to your spouse of one-half of the pension you would have received at age 60.

Company car allowance

We will pay you a cash allowance of £12,000 per year. We will pay you one twelfth of the yearly amount each month. The payment is taxable. We do not count it when working out your pensionable pay.

We will provide fuel or pay you for business and private mileage.

Telephone charges, communications and computer equipment

We will provide and pay the costs associated with a business telephone and fax line and modem equipment installed in your home.

We will provide a mobile telephone for your business use. You must pay us, when we ask you to, for the cost of any personal use.

We will provide a lap top computer, (including base unit and external monitor) and a combined fax, printer, scanner and photocopier.

S G Batey – schedule	Page 2 of 3

Back to Contents

Notice

The period of notice we will give you to end this contract is 24 months. The period of notice will reduce to 12 months when you have worked for us for 1 year.

The period of notice you must give us to end this contract is 12 months.

S G Batey – schedule	Page 3 of 3

Back to Contents

UNITED UTILITIES PLC

SERVICE CONTRACT

Back to Contents

Service Contract – Part One

Date of Contract	1 January 1996	Employee Gordon Waters

Address	10 Corbett Avenue Droitwich Worcs WR9 7BE

Job Title	Managing Director, International Division

Company	United Utilities PLC

Address	Group Corporate Centre Birchwood Point Business Park Birchwood Warrington WA3 7WB

PART ONE – GENERAL INFORMATION

1	THE CONTRACT

This contract sets out the terms of your employment with the Company. By signing this contract you agree to be bound by its terms. The contract will be interpreted and enforced in accordance with the laws of England.

2	JOB DESCRIPTION

	2.1	You are employed to do the job stated in the Job Title described above. The Company may however from time to time require you to do other work or perform other functions either on a temporary or a permanent basis.

	2.2	The Company is a member of the United Utilities Group of companies. In this contract and the Schedule, “United Utilities”, “the United Utilities Group” or “the Group” means United Utilities PLC and any company of which United Utilities PLC holds directly or indirectly more than 20% of the share capital as defined by Section 744 of the Companies Act 1985. The Company may however from time to time require you to work for another member of United Utilities PLC either on a temporary or a permanent basis.

2

Back to Contents

Service Contract – Part One

	2.3	The name or office of the person to whom you will report on a day to day basis when you start work under this contract is given in your letter of offer of employment. The Company’s reporting structures may change from time to time but you remain ultimately responsible to the Board of Directors.

3	COMMENCEMENT AND CONTINUITY

The date of commencement of your continuous employment with the Company and the date of commencement of this contract are detailed in the Schedule to this Agreement.

4	PLACE OF WORK

	4.1	You may be required to work anywhere in the United Kingdom. If the Company requires you to move you will receive various allowances and the Company will, so far as possible, take your wishes into account.

	4.2	You agree to travel where necessary at the Company’s expense to enable you to do the work assigned to you.

5	HOURS

The nature of the responsibilities and duties of your employment are such that the Company cannot specify fixed hours of work for you. You are required to work such hours as are necessary to enable you to fulfill your duties under this contract.

3

Back to Contents

Service Contract – Part Two

PART TWO – THE COMPANY’S OBLIGATIONS

6	REMUNERATION

	6.1	The Company will pay to you the salary set out in the Schedule to this contract by monthly installments paid into your Bank account partly in arrears and partly in advance on or about the 15th day of each month.

	6.2	The Company will also provide for you the further benefits set out in the Schedule to this contract.

	6.3	You will not be entitled to additional remuneration for excess hours.

	6.4	The Company will review your salary and benefits from time to time. Any review will take account of changes in the cost of living, the performance of the Company and your contribution to that performance. The Company may increase your salary following a review but is not obliged to do so. Any increase is normally effective from July each year. The date of your next review is stated in the Schedule to this contract.

	6.5	The Company will reimburse to you any expenses properly incurred in the performance of your duties.

7	COMPANY CAR

	7.1	The Company will place a motor car at your disposal under the terms of the Company’s Car Provision Scheme for Senior Management.

	7.2	The car is and will always be the property of the Company and the Company is entitled at any time to require you to deliver the vehicle to the Company.

8	HOLIDAYS AND HOLIDAY PAY

	8.1	In each holiday year you will be entitled to:–

		8.1.1	all statutory or public holidays with pay (or alternatively days in lieu if you are required to work on the Bank Holiday).

		8.1.2	the number of further days paid holiday set out in the Schedule to this contract.

4

Back to Contents

Service Contract – Part Two

	8.2	The holiday year is stated in the Schedule to this contract. Your entitlement to holidays accrues at the beginning of each holiday year. Holidays must be taken during the holiday year and may not be carried forward to the following holiday year.

	8.3	All holidays must be approved by the Company. The granting by the Company of additional days of holiday in any one holiday year does not create any right to those holidays in future years.

9	SICKNESS AND INJURY

	9.1	If you are prevented by sickness or injury from carrying out your duties under this contract, you will be entitled to receive sick pay from the Company for a maximum of 260 days in any 12 month period at the following rates:–

		9.1.1	At the rate of your basic salary for a maximum of 130 days in any twelve month period.

		9.1.2	At half the rate of your basic salary for a maximum of a further 130 days in any twelve month period.

	9.2	You may receive sick pay for a longer period at the Company’s discretion.

	9.3	The Company will deduct the amount of statutory benefits to which you are entitled under the Statutory Sick Pay Scheme (or any re-enactment of that Scheme or succeeding legislation) from any wages paid to you when you are absent by reason of sickness or injury.

	9.4	The Company uses the five qualifying days of Monday to Friday in calculating payments to be made under the Statutory Sick Pay Scheme.

	9.5	The Company may require you to undergo a medical examination at any time and in particular an annual health check. The Company will pay the cost of the examination and will select the doctor concerned who will send a written report to the Group’s Occupational Health Adviser.

10	PENSION

Your entitlement to membership of a Company pension scheme is set out in the Schedule to this contract. A contracting out certificate has been issued in relation to the scheme. You may obtain details of the scheme from your Personnel Department.

5

Back to Contents

Service Contract – Part Two

11	DIRECTORSHIPS

If you are appointed a director of any company in the United Utilities Group the Company will provide at its expense Directors and Officers Liability Insurance cover to provide so far as the law permits indemnity against any liability which you incur in defending any civil or criminal proceedings.

12	GRIEVANCE PROCEDURE

If you have a grievance relating to your employment you should refer it to the manager or director to whom you report on a day to day basis. If you are dissatisfied by his or her decision you should give written notice of your grievance to the appropriate manager or director at the next level who will make a decision about your grievance or arrange for a decision to be made by an appropriate person or group of people. The decision reached at this level will be final.

6

Back to Contents

Service Contract – Part Three

PART THREE – YOUR OBLIGATIONS AS AN EMPLOYEE

13	COMPETITION AND SHAREHOLDINGS

	13.1	You must devote the whole of your time and attention to the Company’s business during working hours. You must not (except with the prior written consent of the Company) be involved in any way with any other person firm or company whatever its trade or business. This means in particular that you must not own shares or make investments in companies or partnerships nor work for or offer advice or assistance to another business whether or not you are paid for what you do and whether you do it inside or outside your working hours. You may however hold as a bona fide investment only shares debentures or other securities in a company any part of whose capital is traded on the London Stock Exchange provided that your interest taken together with that of your spouse and your children does not exceed 5% of the issued value of the class of securities in question.

	13.2	You may in the course of your duties receive or be in possession of unpublished price-sensitive information about the Company or the United Utilities Group. It is a criminal offence under the Company Securities (Insider Dealing) Act 1985 to deal in securities whilst in the possession of price-sensitive information. In order to protect the Company and you the United Utilities Group has adopted the Stock Exchange Model Code for directors’ dealings and you must comply with the terms of the Code whether or not you are a director of the Company. You may obtain a copy of the Code from the Group’s Company Secretary’s office on request.

14	CONFIDENTIALITY

	14.1	Unless you have to do so as part of your job, you must not disclose to anyone or use at any time any trade secret or Confidential Information (as defined in sub-paragraph 14.3 below) of the Company or the United Utilities Group. This applies during your employment and after the termination of your employment with the Company.

	14.2	Unless you are required to do so in carrying out your duties, you must not make any comment about the United Utilities Group or about your job to any reporter or other representative of any radio or television station or any newspaper.

	14.3	“Confidential Information” is information which you acquire during the course of your employment about the activities of the Company anywhere in the world which you could not have obtained elsewhere and which has not been published by the Company or the United Utilities Group. The following list, which is not exhaustive, gives examples of Confidential Information of the Company which you will receive and must keep in confidence. You have the same obligations in relation to similar information derived from any other company in the United Utilities Group or derived from your employment by any company subsequently acquired by the United Utilities Group, or derived during the course of any previous employment in connection with a business which the previous employer concerned has agreed shall be carried on by the United Utilities Group in succession to that previous employer.

7

Back to Contents

Service Contract – Part Three

	14.3.1	Information as to any acquisition or disposal or proposed acquisition or disposal of assets or shares by the Company. Any breach of confidence in relation to this type of information will not only be a breach of this contract which might justify summary dismissal but could also involve you in the commission of a criminal offence.

	14.3.2	Information or data as to the business strategy of the Company including its investments or proposed investments in shares or assets or in development projects or its policies concerning contracts or terms of business.

	14.3.3	Information or data as to the design of the Company’s equipment or as to the Company’s technology (including bio-technology), manufacturing processes, apparatus or software including information as to any research or development work being carried out by or on behalf of the Company.

	14.3.4	Information or data by way of list or otherwise as to the identity and or location of the Company’s customers or prospective customers.

	14.3.5	Information or data as to the present or future purchasing requirements of the Company or of its customers or prospective customers.

	14.3.6	Information or data as to the prices, discounts or other terms upon which the Company supplies or is willing to supply goods or services.

	14.3.7	Information or data as to the description and quantities of products supplied to or held in stock for customers.

14.4	All records (including records stored in any computer readable form), drawings and documents and copies of records drawings and documents relating to the Company’s activities or the activities of the United Utilities Group which you receive during your employment are the property of the Company. You must keep them safely and in confidence and must give them to the Company immediately if you are requested to do so. You must return all the records drawings and documents and all the copies you have to the Company if you leave the Company.

8

Back to Contents

Service Contract – Part Three

15	INTELLECTUAL PROPERY

	15.1	In this Paragraph 15 the following terms shall have the following meanings:–

		15.1.1	“Intellectual Property” means patents, trade marks, service marks, rights (whether registered or unregistered) in any designs, applications for and the right to apply for any of the foregoing trade or business names, copyright works and designs and know how

		15.1.2	“Invention” means any improvement, invention or discovery;

		15.1.3	“Company Invention” means any Invention made by you which applying the provisions of s.39 of the Patents Act 1977 in the determination of ownership is, as between the parties, the property of the Company.

	15.2	You have a special obligation to safeguard and promote the interests of the Company in relation to Intellectual Property taking account in particular policy statements issued from time to time by the United Utilities Group.

	15.3	If at any time whilst you are employed under this contract you make or discover or participate in the making or discovery of any Invention relating to or capable of being used in the business then being carried on by any member of the United Utilities Group you must immediately give full details of the same to the Company in order to enable the Company to determine whether or not it is a Company Invention. Details which you are under an obligation to disclose to the Company in accordance with this sub-paragraph are referred to as “Development Information” in this paragraph.

	15.4	If the Invention is a Company Invention:–

		15.4.1	it will be the absolute property of the Company and the Company may deal with the Development Information or assign its rights in the Development Information as it sees fit, and

		15.4.2	if you are requested to do so by the Company you must give and supply to the Company any information, data, drawings and assistance which the Company requires to enable the Company to exploit the Invention to the best advantage. You must also execute all documents and do all things which may be necessary or desirable to obtain patent or other protection for the Invention in such parts of the world as may be specified by the Company and to vest the Invention in the Company or as the Company may direct.

9

Back to Contents

Service Contract – Part Three

15.5	If you make or discover or participate in the making or discovery of any Invention whilst you are employed under this contract which is not a Company Invention the Company shall (subject only to the provisions of the Patents Act 1977) have the right to acquire for itself or its nominee your rights in the Invention within 3 months after you have disclosed the Development Information to the Company as you are required to do by paragraph 15.3 above on fair and reasonable terms to be agreed or settled by a single arbitrator.

15.6	You shall promptly disclose to the Company all copyright works or designs originated, conceived, written or made by you alone or with others (except only those works originated, conceived, written or made by you wholly outside your normal working hours which are wholly unconnected with your appointment) and shall hold them in trust for the Company until such rights shall be fully and absolutely vested in the Company.

15.7	You hereby assign to the Company by way of future assignment all copyright, design right and other proprietary rights (if any) for the full terms thereof throughout the World in respect of all copyright works and designs originated, conceived, written or made by you (except only those works or designs originated, conceived, written or made by you wholly outside your normal working hours which are wholly unconnected with your appointment) during the period of your appointment by the Company.

15.8	You irrevocably appoint the Company to be your attorney in your name and on your behalf to sign or execute any document and to do any thing and generally to use your name for the purpose of giving to the Company (or its nominee) the full benefit of the provisions of this paragraph. In favour of any third party a certificate in writing signed by any director or the secretary of the Company that any instrument or act falls within the authority conferred by this paragraph will be conclusive evidence that this is the case.

15.9	Rights and obligations under this paragraph will continue in force after the termination of your employment with the Company in relation to any Invention made or discovered or copyright works or designs originated, conceived, written or made during your employment with the Company.

10

Back to Contents

Service Contract – Part Four

PART FOUR –TERMINATION OF THE CONTRACT

16	TERMINATION OF EMPLOYMENT

	16.1	Either you or the Company may terminate your employment with the Company by giving the period of notice in writing set out in the Schedule to this contract.

	16.2	You may be dismissed without notice if you commit a serious breach of your obligations to the Company. The following list, which is not exhaustive, gives examples of serious breaches:

		16.2.1	dishonesty;

		16.2.2	giving or accepting or agreeing to give or accept a gift or gratuity as an inducement or reward for doing or not doing any act in relation to the Company or its business;

		16.2.3	wilful or persistent neglect of your duties under this contract;

	16.3	You may also be dismissed immediately by notice in writing if:

		16.3.1	you are absent from work because of illness or injury for a total of 260 days or more in any eighteen month period; or

		16.3.2	you become incapable by reason of mental disorder of managing your affairs.

		16.3.3	you become bankrupt or make any arrangement or composition with your creditors.

17	SUSPENSION

You may be suspended pending investigation of a disciplinary matter. You must co-operate in any investigation and give active assistance if you are called upon to do so.

18	GARDEN LEAVE

	18.1	On serving notice for any reason to terminate your employment or upon receipt of notice to terminate your employment or at any time thereafter during the currency of such notice, the Company shall be entitled to pay to you either the salary payable

11

Back to Contents

Service Contract – Part Four

to you as a lump sum payment or the salary otherwise payable to you hereunder during any unexpired portion of your notice period or entitlement to notice as may be the case.

	18.2	During any period of notice given by the Company to you or by you to the Company, the Company may:

		18.2.1	require you not to do work on behalf of the Company

		18.2.2	require you not to attend the Company’s premises; and

		18.2.3	suspend your authority to act on behalf of the Company

without otherwise affecting your duties to the Company under this contract and without affecting your entitlement to receive the remuneration and benefits due to you under this contract.

19	RESIGNATION OF DIRECTORSHIPS

If your employment is terminated (and whether or not you shall have worked or been allowed to work the period of notice referred to in paragraph 16.1 of this contract) you must within a period of seven days from the date of termination tender your resignation from the office of director of any company or companies in the United Utilities Group of which you are a director. If you fail to do so the Company Secretary for the time being of the Company shall tender your resignation on your behalf and you irrevocably appoint the Company Secretary your attorney for that purpose.

20	RETURN OF COMPANY CAR

On the termination of your employment (whether or not you shall have worked or been permitted to work the period of notice referred to in paragraph 16.1 of this contract) you must deliver your company car to the Company. This applies whether or not you intend to pursue any claim against the Company arising out of the termination of your employment.

21	HOLIDAY PAY ON TERMINATION

Notwithstanding the provisions of sub-paragraph 8.2 above, if your employment is terminated for any reason part way through a holiday year you will receive payment for days of holiday due to you on a proportionate basis for that holiday year but not yet taken. If you have taken holidays in advance of your entitlement calculated in that way, the

12

Back to Contents

Service Contract – Part Four

Company will deduct the excess holiday payment received by you from your termination payment.

22	PAYMENT OF FINAL SALARY

	22.1	If your employment is terminated by you or by the Company (whether or not you work or are permitted to work the period of notice referred to in paragraph 16.1 of this contract) and if at the date of termination of your employment you have in your possession:

		22.1.1	a Company vehicle

		22.1.2	any of the records referred to in paragraph 14.4 above; or

		22.1.3	any other property of the Company

then any sums otherwise due to you on the termination of your employment will not be due but will become due and payable only when you have returned all these items in a reasonably satisfactory condition.

	22.2	If your employment is terminated by you or by the Company (whether or not you have worked or been permitted to work the period of notice referred to in paragraph 16.1 of this contract) and if:

		22.2.1	you shall be indebted to the Company for any advance or overpayment of salary, commission or expenses or for any loan of any kind made by the Company to you

		22.2.2	there remains outstanding any sums due to the Company in respect of company car upgrade or accessories

		22.2.3	the Company shall have sustained any loss by reason of fraud or other dishonesty on your part then the Company shall be entitled to deduct the amount of any such debt, cost or loss from any payment of salary commission or expenses due to you on the termination of your employment.

13

Back to Contents

Service Contract – Part Five

PART FIVE – RESTRICTIVE COVENANTS

23	COVENANTS

	23.1	In this paragraph:

“Confidential Information” bears the same meaning as ascribed to it in Paragraph 14.3 above;

“business” means person, firm or corporate entity;

“restricted activities” means:

Supply of or research or development regarding:

• goods or services relating to or of a kind similar to or competing with any goods or services supplied by or researched into or developed by the Company or any other company in the United Utilities Group at any time during your employment with the Company to which any duties assigned to you hereunder relate activities undertaken by the United Utilities Group; or

• any goods or services of a kind similar to or competing with any goods or services supplied by or researched into or developed by any business which the Company or any other company in the United Utilities Group, at the date of the termination of your employment with the Company, has determined to or is negotiating the terms upon which it may acquire or acquire an interest in or invest in or become involved in the immediate or foreseeable future or is actively considering or investigating or assessing the possibility or desirability of acquiring or acquiring an interest in or investing in or becoming involved in the immediate or foreseeable future and in relation to any goods or services of a kind similar to or competing with any goods which determination, negotiation, consideration, investigation or assessment you have been involved in the performance of your duties hereunder; and

Any other activity carried on or proposed to be carried on by the Company or any other Company in the United Utilities Group at any time during your employment with the Company in relation to which you possess any

14

Back to Contents

Service Contract – Part Five

technical information or trade secret or Confidential Information of the Company or any other company in the United Utilities Group.

“restricted goods or services” means any goods or services described in the foregoing definition of “restricted activities”.

“a customer” means a business which at the date of the termination of your employment with the Company is or at any time during the period of one year prior to the termination of your employment with the Company has been a customer of or in the habit of dealing with, in relation to the supply of goods or services, the Company or any other company in the United Utilities Group. In this Clause 23 “a prospective customer” means any business to which at any time during the period of six months prior to the termination of your employment with the Company, the Company or any other company in the United Utilities Group shall have made tenders or given quotations or estimates.

“a supplier” means a business which at the date of the termination of your employment with the Company is, or at any time during the period of one year prior to the termination of your employment with the Company has been a supplier of or in the habit of dealing with in relation to the supply of goods or services to the Company or any other company in the United Utilities Group, or a business which at the date of the termination of your employment with the Company is a prospective supplier of the Company or any other company in the United Utilities Group. “A prospective supplier” means any business which at any time during the period of six months prior to the termination of your employment with the Company has made or given to the Company or any other company in the United Utilities Group tenders, quotations or estimates.

“technical information” means all and any trade secrets, secret formulae, processes, inventions, designs, know how, discoveries, technical specifications and other technical information (whether or not recorded in documentary form or on computer disk or tape) relating to the creation, production or supply of any past, present, future or prospective product or service or the carrying on or proposed carrying on of any other activity by the Company or any other company in the United Utilities Group.

“business development opportunity” means any opportunity to acquire or acquire an interest in or invest in or become involved in any business or in any goods or services supplied by or researched into or developed by any business or in any activities carried out by any business.

23.2	This paragraph sets out an agreement reached in negotiation between the Company and you as to your terms and conditions of employment which is considered by the Company and you to be reasonable in view of all the relevant circumstances of your

15

Back to Contents

Service Contract – Part Five

employment, including in particular, your responsibilities and remuneration and the technical information, trade secrets and Confidential Information intrinsic in the activities in which you will be engaged in the course of your employment. The Company and you agree, however, that if in any proceedings it shall be determined that any provision contained in this paragraph as drafted is void but would be valid if a word or words were deleted, or a period or area of application reduced, then the paragraph shall take effect with such modification as may be necessary to make it valid and effective.

23.3	Each of the obligations in the following sub-paragraphs of this paragraph is independent and a separate, severable and distinct obligation which you owe to the Company. If any of the obligations in the following sub-paragraphs shall be held to be illegal or unenforceable, the enforceability of the remaining obligations shall not be affected.

23.4	For a period of twelve months after the termination of your employment with the Company (whether or not you shall have worked or been permitted to work the period of notice referred to in paragraph 16.1 of this contract), you will not, without the express written permission of the Company, either solely or jointly as manager or officer or employee or agent of any business directly or indirectly be engaged in the conduct of or be interested in any business where:-

	23.4.1	that business engages in any restricted activities in the United Kingdom; and

	23.4.2	you perform any part of your function for that business directly or indirectly in relation to the carrying on of restricted activities in the United Kingdom; and

	23.4.3	the proper performance of such function requires or might reasonably be thought to require you to disclose or make use of any trade secret, technical information or other Confidential Information or require you to solicit or deal with customers and/or suppliers.

23.5	You will not for a period of twelve months after the termination of your employment with the Company (whether or not you shall have worked or been permitted to work the period of notice referred to in paragraph 16.1 of this contract), without the express written permission of the Company, either solely or jointly as manager or officer or employee or agent of any business directly or indirectly be engaged in the conduct of or be interested in any business where:-

	23.5.1	that business engages in any restricted activities in any of the following countries:-
Germany, Portugal, Pakistan, China, Macau, Thailand, Malaysia, Indonesia, Australia, The U.S.A., Mexico, Argentina, Brazil; and any other countries in which the Company or any other company in the United Utilities Group has become commercially active or becomes commercially active during the term of your employment with the Company; and

16

Back to Contents

Service Contract – Part Five

	23.5.2	you perform any part of your function for that business directly or indirectly in relation to the carrying on of restricted activities; and

	23.5.3	the proper performance of such function requires or might reasonably be thought to require you to disclose or make use of any trade secret, technical information or other Confidential Information or require you to solicit or deal with customers and/or suppliers.

23.6	You will not for a period of twelve months after the termination of your employment with the Company (whether or not you shall have worked or been permitted to work the period of notice referred to in paragraph 16.1 of this agreement), accept employment with or work in any capacity for any of the following businesses where you perform any part of your function for the business directly or indirectly in relation to the carrying on of restricted activities and the proper performance of such function requires or might reasonably be thought by the Company to require you to disclose or make use of any trade secret, technical information or other Confidential Information or require you to solicit or deal with customers and/or suppliers:-

	23.6.1	Any United Kingdom public limited company engaged in the provision of water, waste water, or electricity, services or any associated company of any such company.

	23.6.2	Lyonnaise des Eaux Dumez SA or Companie General des Eaux SA or any associated company of either such company.

23.7	You will not at any time during your employment with the Company either on your own account or on the account of any business directly or indirectly solicit, interfere with or endeavour to entice away from the Company or any other company in the United Utilities Group any employee of the company in question and will not for a period of twelve months after the termination of your employment with the Company (whether or not you shall have worked or been permitted to work the period of notice referred to in paragraph 16.1 of this agreement) either on your own account or on the account of any business directly or indirectly solicit, interfere with or endeavour to entice away from the Company any person who to your knowledge was at the date of termination of your employment with the Company an employee of the company in question.

23.8	You will not at any time during your employment either on your own account or on the account of any business directly or indirectly induce or seek to induce by any means any supplier to cease dealing with, or to restrict or vary the terms upon which it deals with, the Company or any other company in the United Utilities Group and will not for a period of twelve months after the termination of your employment with the Company (whether or not you shall have worked or been permitted to work the period of notice referred to in paragraph 16.1 of this agreement) either on your own account or on the account of any business directly or indirectly induce or seek to induce by any means any business which to your knowledge is a supplier to cease dealing with, or to restrict or vary the terms upon which it deals with, the Company or any other Company in the United Utilities Group.

17

Back to Contents

Service Contract – Part Five

23.9

You will not at any time during your employment with the Company either on your own account or on the account of any business directly or indirectly interfere with or endeavour to entice away from the Company or any other company in the United Utilities Group any customer, or induce or seek to induce by any means any customer to cease dealing with, or to restrict or vary the terms upon which it deals with, the Company or any other company in the United Utilities Group, or canvass or solicit orders for restricted goods or services from any customer, or deal with any customer in relation to the provision of restricted goods or services and will not for a period of twelve months after the termination of your employment with the Company (whether or not you shall have worked or been permitted to work the period of notice referred to in paragraph 16.1 of this agreement) either on your own account or on the account of any business directly or indirectly interfere with or endeavour to entice away from the Company or any company in the United Utilities Group any customer, or induce or seek to induce by any means any customer to cease dealing with or to vary the terms upon which it deals with the Company or any other company in the United Utilities Group or canvass or solicit orders for any restricted goods or service from any business which to your knowledge is a customer or deal with any such business in relation to the supply of any restricted goods or services.

23.10	You will not at any time during your employment with the Company either on your own account or on the account of any business directly or indirectly canvass, solicit, interfere with or endeavour to entice away from the Company or any other company in the United Utilities Group any business development opportunity in which the Company or any other company in the United Utilities Group has been concerned or interested or has considered becoming concerned or interested in at any time during your employment with the Company and will not for a period of twelve months after the termination of your employment with the Company (whether or not you shall have worked or been permitted to work the period of notice referred to in paragraph 16.1 of this agreement) either on your own account or on the account of any business directly or indirectly canvass, solicit, interfere with or endeavour to entice away from the Company or any other company in the United Utilities Group any business development opportunity in which the Company or any other company in the United Utilities Group has been concerned or interested or has considered becoming concerned or interested in at any time during the period of your employment with the Company and which you have become aware of or involved in during the course of your employment hereunder.

18

Back to Contents

MANAGEMENT AND PROFESSIONAL GROUP – BAND A

SCHEDULE TO SERVICE CONTRACT – G A I Waters

START DATE

Your employment is classed as Band A within our management hierarchy. Your employment commences on 1 March 1996.

Your start date for calculation of continuity of employment is 1 March 1996.

SALARY

Your starting salary is £145,000 p.a.

Salaries are paid monthly by bank transfer, on or about the 15th of the month.

BONUS SCHEME

You will be eligible for a bonus payment of up to 40% of basis salary, paid annually. Bonuses may be paid only if your part of the Company achieves its financial targets. Bonus payments are made at the Company’s sole discretion and are not a contractual entitlement.

Your first bonus payment will be made in 1997, reflecting performance in the 1996/7 Financial Year. Please note, however, that the bonus scheme is likely to be replaced by an alternative scheme following a review being undertaken by the Remuneration Committee.

HOLIDAYS

You are entitled to 26 days paid holiday per year, rising by one day per completed year of service to a maximum of 30 days. Holidays are accrued at one-twelft of annual entitlement per completed month of service.

PENSION

On commencement of employment you will automatically be enrolled in the Water Pension Scheme, paying contributions at 6% of salary unless you notify us that you do not wish to become a scheme member. Details are contained in the Member’s Guide.

You will also be eligible to join the Company’s Executive Pension Scheme. In brief, this provides for an enhanced accrual rate based on a 1/30th of Final Pensionable Earnings for each year of reckonable service up to the Inland Revenue limits.

GAI Waters schedule.	1

Back to Contents

A contracting-out certificate from SERPS has been issued.

In addition to the above, the Company is prepared to make an unapproved commitment which will make up the difference between the pension generated above and the pension that would have been available had the Inland Revenue limit on earnings not applied.

EXECUTIVE SHARE OPTIONS

You are entitled to participate in the Company’s Executive Share Option Scheme. Options are granted each year at the sole discretion of the Board, up to the amount of four times your annual salary. Please note that this appointment falls within the ambit of the Group’s Remuneration Committee which is currently reviewing executive remuneration. The outcome of that review is not yet known but it is likely that the emphasis will change to track more closely increased shareholder value. Any subsequent changes will not diminish your remuneration package in the round.

You are also entitled to participate in the Company’s SAYE Share Option Scheme.

COMPANY CAR

You are entitled to participate in the Lease Car Scheme, which provides you with a vehicle of Western European origin on Band A of the Company’s list of approved vehicles.

You will be reimbursed for business and private mileage.

PRIVATE HEALTH SCHEME

You are entitled to participate in the Company’s private health scheme. Cover for your family will also be provided (in the case of children, until the end of their full time education).

This benefit is subject to Income Tax under Inland Revenue rules.

MEDICAL SCREENING

You will be provided with a facility for a regular medical screening at the expenses of the Company.

TELEPHONE CHARGES

You will be reimbursed in respect of the rental of the telephones installed in your home and for official calls made from it. You will also be provided with a fax at home. The Company will

GAI Waters schedule.	2

Back to Contents

pay for a business line.

PROFESSIONAL INSTITUTIONS AND SOCIETIES

You will be reimbursed for any professional subscriptions relevant to your appointment.

INDEMNIFICATION AGAINST RISK OF DEATH OR INJURY

All employees are covered by the terms of the Group’s Personal Accident Insurance Scheme, which includes payment of up to five times salary in the event of death or serious disablement.

RELOCATION

If you are required, by United Utilities, to move house during the course of your employment with the Company, you will be entitled to reimbursement of all direct costs associated with the move, such as removal expenses, legal expenses and estate agent’s fees. In addition, a disturbance allowance of up to £5000 will be paid against receipted costs of fixtures and fittings in the new home. The reasonable costs of temporary accommodation in the new location prior to purchase will also be met by the Company.

This entitlement would have to be taken up within 12 months from the date of starting with the Company.

Additional assistance, such as bridging finance, may be provided where appropriate.

These provisions apply to permanent relocation and do not cover temporary secondments or placements.

The above relocation clauses will be applied only at the discretion of the Company and do not form part of your contract of employment. Benefits may be taxable under Inland Revenue rules.

NO SMOKING POLICY

United Utilities aims to provide a smoke-free environment for all its employees. You must not smoke at any time while on Company premises.

NOTICE

Your employment with the Company will be subject to the following periods of notice in writing in the event of termination in accordance with Clause 16.1 of this Agreement:

GAI Waters schedule.	3

Back to Contents

•	From you to the Company – twelve months’ notice

•	From the Company to you – twenty four months’ notice.

SIGNED FOR AND ON BEHALF OF UNITED UTILITIES

.........................................................	.............................
Brian L Staples Chief Executive	Date

I HAVE READ AND ACCEPT THE TERMS DETAILED IN THIS AGREEMENT

..........................................................	.............................
Date

GAI Waters schedule.	4